Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 2-77475, File No. 2-90698, File No. 33-7018, File No. 33-14179, File No. 33-32140, File No. 33-32141, File No. 33-33614, File No. 33-38674, File No. 33-38675, File No. 33-51683, File No. 33-51685, File No. 33-57457, File No. 33-57459, File No. 33-65245, File No. 33-65247, File No. 333- 48363, File No. 333-48341, File No. 333-71455, File No. 333-30972, File No. 333-54230, File No. 333-75734, File No. 333-102051, File No. 333-106163 and File No. 333-111814 and File No. 333-106163 pertaining to the STI 2000 Stock Option Plan, 2001 Stock Plan, 1999 Stock Plan, 1993 Employees’ Stock Purchase Plan, 1995 LTX (Europe) Ltd. Approved Stock Option Plan, 1990 Stock Option Plan, 1990 Incentive Stock Option Plan, 1990 Employees’ Stock Purchase Plan, 1983 Employees’ Stock Purchase Plan, 1983 Non-Qualified Stock Option Plan, 1981 Incentive Stock Option Plan and the 2004 Employee Stock Purchase Plan of LTX Corporation of our report dated August 25, 2004, with respect to the consolidated financial statements and schedule of LTX Corporation included in the Annual Report (Form 10-K) for the year ended July 31, 2004.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts

October 8, 2004